EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Registration Statement No. 333-21385 on Form S-3 Amendment No. 1 dated on or around April 6, 1997 and to the inclusion in the Current Report on Form 8-K/A dated March 10, 1997 of our report dated May 8, 1996, relating to the financial statements of Forasol-Foramer N.V. which are incorporated by reference in such Registration Statement. We also consent to the reference to our firm under the caption "Independent Public Accountants."

Paris, France
April 4, 1997

PRICE WATERHOUSE